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                                                                    EXHIBIT 99.2

                                    FORM OF
              INSTRUCTIONS TO REGISTERED CERTIFICATEHOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

                                      OF

                       PASS THROUGH CERTIFICATES, SERIES
                            1995-A1 THROUGH 1995-A6
                             OF MOBIL CORPORATION


To Registered Certificateholder and/or Participant of The Depository Trust Company.

          The undersigned hereby acknowledges receipt of the Prospectus dated ____________ __, 1996, (the "Prospectus") of Mobil Corporation, a Delaware corporation ("Mobil") and Mobil G.B. 388 Finance Inc., a Delaware corporation ("MGB"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute Mobil's and MGB's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

          This will instruct you, the registered Certificateholder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Pass Through Certificates, Series 1995-A1 through 1995-A6 (the "Old Certificates") held by you for the account of the undersigned.

          The aggregate face amount of the Old Certificates held by you for the account of the undersigned is (fill in amount):

          $                  of the Pass Through Certificates, Series 1995-A1
through 1995-A6.

          With respect to the Exchange Offer , the undersigned hereby instructs you (check appropriate box):

          [__] TO TENDER the following Old Certificates held by you for the account of the undersigned (insert principal amount of Old Certificates to be tendered if any): $

          [__] NOT TO TENDER any Old Certificates held by you for the account of the undersigned.

          If the undersigned instructs you to tender the Old Certificates held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the Pass Through Certificates, Series 1995-B1 through 1995-B6 (the "New Certificates") acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Certificates, (iii) neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Certificate and
(iv) neither the undersigned nor any such other person is an "affiliate" of Mobil or MGB within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Certificates. If the undersigned is a broker-
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dealer (whether or not it is also an "affiliate") that will receive Certificates for its own account in exchange for Old Certificates, it represents that such Old Certificates were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):_________________________________
Signature(s):________________________________________________
Name (please print):_________________________________________
Address:_____________________________________________________
        _____________________________________________________
        _____________________________________________________
Telephone Number:____________________________________________
Taxpayer Identification or Social Security Number:___________ Date:________________________________________________________